UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2024

FTAI Aviation Ltd.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-37386 (Commission File Number)	98-1420784 (IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

1345 Avenue of the Americas, 45th Floor, New York, New York 10105
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred	FTAIP	The Nasdaq Global Select Market
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred	FTAIO	The Nasdaq Global Select Market
8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2024, FTAI Aviation Ltd. (the “Company”) entered into definitive agreements with its external manager, FIG LLC (the “Manager”), to internalize the Company’s management function and operate as an internally managed company (the “Internalization”), effective upon the entry into the Internalization Agreement (as defined below) (such time, the “Effective Time” and May 28, 2024, the “Effective Date”). The Manager has been responsible for managing the Company’s operations, subject to the supervision of the Company’s board of directors (the “Board”), pursuant to the Management and Advisory Agreement, dated as of July 31, 2022 (the “Management and Advisory Agreement”), and the Services and Profit Sharing Agreement, dated November 10, 2022 (the “Services and Profit Sharing Agreement”). As described in more detail below, on the Effective Date, the Company agreed with the Manager to terminate the Management and Advisory Agreement and the Services and Profit Sharing Agreement, and arrange for the Manager to continue to provide certain services to the Company and for the Company to provide certain services to the Manager, in each case, for specified transition periods.

Each of the agreements described under this Item 1.01, and the transactions contemplated thereby, were negotiated and unanimously approved by a special committee of the Board (the “Special Committee”) comprised solely of Paul R. Goodwin, Judith A. Hannaway, Ray M. Robinson, and Martin Tuchman, each of whom are independent and disinterested members of the Board. The Special Committee was advised by independent counsel and an independent financial advisor.

Internalization Agreement

On the Effective Date, the Company entered into an Internalization Agreement (the “Internalization Agreement”) with the Manager and Fortress Worldwide Transportation and Infrastructure Master GP LLC (“FTI GP”). Under the Internalization Agreement, the Management and Advisory Agreement was terminated at the Effective Time, except that certain indemnification and other obligations will survive. In connection with the termination of the Management and Advisory Agreement, the Company will (i) pay $150 million to the Manager (the “Cash Consideration”); provided that if the Company does not pay all or a portion of the Cash Consideration on the Effective Date, then the aggregate unpaid amount of the Cash Consideration (the “Cash Consideration Payment Balance”) will accrue interest from the Effective Date, at seven percent (7.0%) per annum (compounded annually until paid in full), and the Company will pay the aggregate amount of the Cash Consideration Payment Balance plus any accrued and unpaid interest thereon no later than the date that is six (6) months after the Effective Date (the “Trigger Date”); provided that the aggregate amount of the then-outstanding Cash Consideration Payment Balance plus any accrued and unpaid interest thereon that remains outstanding after the Trigger Date will accrue interest from the day after the Trigger Date onward at twelve percent (12.0%) per annum (compounded annually until paid in full); (ii) pay to the Manager the compensation accrued and payable, but not yet paid, under the Management and Advisory Agreement and/or the Services and Profit Sharing Agreement, the expenses that are reimbursable, but not yet reimbursed, under the Management and Advisory Agreement, as well as certain other expenses, subject to adjustments following the Effective Date based on the actual amount of fees and expenses due and payable as of the Effective Time; (iii) issue to the Manager 1,866,949 ordinary shares of the Company (calculated as the quotient of (x) $150,000,000, divided by (y) the dollar volume-weighted average price per ordinary share of the Company as reported on Bloomberg for the ten (10) consecutive trading days (the “10-Day VWAP”) ending on the trading day immediately preceding the Effective Time) (the “Share Consideration”); and (iv) purchase from FTI GP all of its partnership interests in FTAI Aviation Holdco Ltd., a subsidiary of the Company, in exchange for $30,000. In addition, the Manager will repay to the Company certain annual bonus payments due to certain employees of the Manager or its affiliates who provide services to the Company with respect to the 2024 calendar year on a pro rata basis. The Company intends to finance the cash payments through one or more debt financings, along with cash on hand.

As described in the Internalization Agreement, the Company has or will be extending offers of employment to certain employees of the Manager or its affiliates who provide services to the Company, including the persons who currently serve as the Company’s Chief Executive Officer and Chairman of the Board and the Company’s Chief Financial Officer and Chief Accounting Officer (as described below under Item 5.02).

Under the Internalization Agreement, the Manager has agreed not to, without the prior written consent of the Company, sell or otherwise transfer or dispose of any shares of capital stock of the Company (including the Share Consideration) or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company held by the Manager immediately prior to the Effective Time for ninety (90) days after the Effective Date, subject to certain exceptions. One of the exceptions is for a sale of all of the shares of the Company owned by the Manager immediately prior to the consummation of a “block trade” transaction in a “block trade” transaction which can occur at any time. The Manager has also agreed to be subject to certain non-solicitation restrictions for a period of five (5) years following the Effective Date relating to the employees of the Manager who accept employment with the Company pursuant to the terms of Internalization Agreement.

Under the Internalization Agreement, the Services and Profit Sharing Agreement was terminated at the Effective Time.

The information set forth herein with respect to the Internalization Agreement is qualified in its entirety by the full text of the Internalization Agreement, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Transition Services Agreement

On the Effective Date, the Company also entered into a Transition Services Agreement (the “Transition Services Agreement”) with the Manager. Under the Transition Services Agreement, the Manager is required to continue to provide the Company and its affiliates with all of the services provided by the Manager to the Company and its affiliates immediately prior to the Effective Date (the “Services”) for a transition period during which the Company will procure replacements for the Services. The Services will be provided to the Company for a fee equal to the Manager’s cost of providing the Services, including the allocated cost of, among other things, overhead, employee wages and compensation, rent and related real estate expenses and actually incurred out-of-pocket expenses, plus a mark-up of ten percent (10%). The Company is required to use commercially reasonable efforts to make available to the Manager certain employees of the Company who were previously employees of the Manager to provide certain services to the Manager (the “Reverse Services”), subject to certain exceptions. Unless the Transition Services Agreement is terminated earlier or the Company elects to terminate a Service by providing written notice to the Manager, the Manager is required to provide certain Services to the Company until October 31, 2024. In addition, the Manager is required to continue to provide the services that are reasonably required by the Company to prepare its quarterly and annual financial statements until May 31, 2025. The Company is required to continue to provide the Reverse Services until the later to occur of the dissolution or sale of the entities receiving Reverse Services. The Transition Services Agreement may be terminated earlier (x) by mutual agreement of the parties, (y) by either the Manager or the Company in the event of a material breach by the non-terminating party that is not cured within thirty (30) days following written notification thereof, or (z) by the Manager if the Company fails to pay any undisputed sum overdue and payable for a period of at least thirty (30) days.

The information set forth herein with respect to the Transition Services Agreement is qualified in its entirety by the full text of the Transition Services Agreement, which is filed as Exhibit 10.2 hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Management and Advisory Agreement and the Services and Profit Sharing Agreement is incorporated by reference into this Item 1.02.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. The offering and sale of the ordinary shares of the Company was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The ordinary shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Internalization, on the Effective Date, the Company entered into a letter agreement (the “Adams Letter Agreement”) with Joseph P. Adams, Jr., to continue to serve as the Company’s Chief Executive Officer and Chairman of the Board and a letter agreement (the “Nam Letter Agreement”) with Eun (Angela) Nam, to continue to serve as the Company’s Chief Financial Officer. Pursuant to the terms of each letter agreement, beginning as of the Effective Date, the initial employment term will be for three years, subject to automatic annual renewals thereafter.

Under the Adams Letter Agreement, the Company will pay Mr. Adams a base salary at the annualized rate of $975,000, retroactive to January 1, 2024, and he will be entitled to a discretionary annual bonus. On the Effective Date, the Company will grant Mr. Adams an award of 58,498 restricted stock units (calculated as the quotient of (x) $4,700,000, divided by (y) the 10-Day VWAP) (the “Adams FY2024 RSUs”) that will vest ratably in three (3) annual installments on each of the three (3) anniversaries of the Effective Date, subject to his (i) continued service to the Company on each vesting date, (ii) completing a corresponding purchase of 58,498 shares of Company stock (calculated as the quotient of (x) $4,700,000, divided by (y) the 10-Day VWAP) within ninety (90) days following the Effective Date (the “Post-Start Date Shares”) and (iii) continuing to hold the Post-Start Date Shares on each vesting date.

In the event of a termination of employment by the Company other than for cause, death or disability or by Mr. Adams for good reason (an “Adams Qualifying Termination”) outside of the “change in control period” (as defined below), Mr. Adams will be entitled to receive (v) cash severance equal to $4,000,000, payable ratably over the twenty-four (24) months following the Adams Qualifying Termination, (w) to the extent a target annual bonus has been established for the year of termination, a prorated bonus for the year of termination based on actual performance for the year of termination (with any individual subjective element of such bonus treated as satisfied at not less than target), (x) to the extent a target annual bonus has been established for the year prior to the year of termination and such bonus has been earned but not yet paid, a payment equal to such earned bonus, (y) up to twenty-four (24) months of continued health insurance premium reimbursement, and (z) accelerated vesting of the Adams FY2024 RSUs. If the Adams Qualifying Termination occurs in the period beginning six (6) months prior to and ending twenty-four (24) months following a change in control (the “change in control period”), Mr. Adams will be eligible to receive the same severance payments and benefits set forth above, except that (i) the cash severance amount will be equal to $6,000,000 and it will be paid in a single lump sum no later than the first payroll period following the effective date of his release of claims, (ii) the prorated target bonus will be paid at the greater of target or actual performance, and (iii) the continued health insurance coverage reimbursement will extend to up to thirty-six (36) months. If Mr. Adams’ employment terminates due to his death or disability, the vesting of 100% of the Adams FY2024 RSUs will be accelerated, and he will be paid a prorated bonus for the year of termination as described above (depending on whether or not such termination due to death or disability occurs during the change in control period). All of Mr. Adams’ separation payments will be contingent on the effectiveness of a separation agreement and release of claims in favor of the Company and his continued compliance with certain restrictive covenants between him and the Company.

Under the Nam Letter Agreement, the Company will pay Ms. Nam a base salary at the annualized rate of $525,000, retroactive to January 1, 2024, and she will be entitled to a discretionary annual bonus, with a target of $800,000 for 2024, and the Company will pay her a cash amount equal to the gross amount of any deferred compensation amounts forfeited as a result of her resignation from the Manager. On the Effective Date, the Company will grant Ms. Nam an award of 6,224 restricted stock units (calculated as the quotient of (x) $500,000, divided by (y) the 10-Day VWAP) (the “Nam FY2024 RSUs”) that will vest ratably in three (3) annual installments on each of the three (3) anniversaries of the Effective Date, subject to her continued service to the Company on each vesting date.

In the event of a termination of employment by the Company other than for cause, death or disability or by Ms. Nam for good reason (a “Nam Qualifying Termination”) outside of the change in control period, Ms. Nam will be entitled to receive (w) cash severance equal to the sum of 100% of her base salary plus target annual bonus, payable ratably over the twelve (12) months following the Nam Qualifying Termination, (x) to the extent a target annual bonus has been established for the year prior to the year of termination and such bonus has been earned but not yet paid, a payment equal to such earned bonus, (y) up to eighteen (18) months of continued health insurance premium reimbursement, and (z) accelerated vesting of the Nam FY2024 RSUs. If the Nam Qualifying Termination occurs during the change in control period Ms. Nam will be eligible to receive the same severance payments and benefits set forth above, except that (i) the cash severance amount will be equal to 200% of her base salary plus target annual bonus and it will be paid in a single lump sum no later than the first payroll period following the effective date of her release of claims, (ii) to the extent a target annual bonus has been established for the year of termination, Ms. Nam will be eligible to receive a prorated bonus for the year of termination based on the greater of target or actual performance and (iii) the continued health insurance premium reimbursement will extend to up to twenty-four (24) months. If Ms. Nam’s employment terminates due to her death or disability, the vesting of 100% of the Nam FY2024 RSUs will be accelerated, and, if such termination occurs during the change in control period, she will be paid a prorated bonus based on the greater of target or actual performance. All of Ms. Nam’s separation payments will be contingent on the effectiveness of a separation agreement and release of claims in favor of the Company and her continued compliance with certain restrictive covenants between her and the Company.

On May 28, 2024, Kenneth J. Nicholson resigned from his position as a member of the Company’s Board. Mr. Nicholson’s resignation is not due to any disagreement with the Company on any of its operations, policies or practices.

Item 8.01	Other Events.

On May 28, 2024, the Company issued a press release describing the Internalization and related matters. A copy of the press release is included as Exhibit 99.1 to this report and incorporated by reference herein.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Internalization of the Company’s management and the potential costs and benefits thereof, the expected post-Internalization employees and related transactions. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to us. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity, including, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and the ability to achieve expected cost savings or the timing thereof; unanticipated difficulties financing the Internalization; unanticipated expenditures relating to or liabilities arising from the Internalization; litigation or regulatory issues relating to the Internalization; and the impact of the Internalization on relationships with, and potential difficulties retaining, the Company’s executive officers, employees and directors on a go-forward basis. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by annual, quarterly and other reports we file with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Internalization Agreement, dated May 28, 2024, by and among FTAI Aviation Ltd., FIG LLC and Fortress Worldwide Transportation and Infrastructure Master GP LLC

10.2*	Transition Services Agreement, dated May 28, 2024, by and between FTAI Aviation Ltd. and FIG LLC

99.1	Press Release, dated May 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules or similar attachments to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI AVIATION LTD.

By:	/s/ Eun (Angela) Nam
Name: Eun (Angela) Nam
Title: Chief Financial Officer and Chief Accounting Officer

Date:       May 28, 2024